UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 28, 2006, pursuant to Regulation BTR, MEMC Electronic Materials, Inc. (the “Company”) sent notices to its directors and executive officers notifying them of the existence of a blackout period under the Company’s Retirement Savings Plan (the “Plan”) arising because of the Company’s inability to file timely its Annual Report on Form 10-K for fiscal year 2005 (the “2005 Form 10-K”). The blackout period was necessary because the registration statement on Form S-8 relating to the Plan interests and shares of the Company’s common stock that may be acquired in connection with the Plan was not available for use because of the late 2005 Form 10-K filing.

The blackout period began on May 1, 2006 and was expected to end at 4:00 P.M. ET on the day on which the Company’s 2005 Form 10-K was filed with the SEC. The Form 10-K was filed on August 10, 2006, but at that time the Company was not able to file its Form 10-Qs for the first and second quarters of 2006. The Company filed those Form 10-Qs on September 18, 2006. Accordingly, the blackout period ended on September 19, 2006. The Company provided notice to the executive officers and directors on that date. Because the actual timing of the filings was not known in advance, the Company could not provide advance notice to those executive officers and directors. Additional information concerning the beginning and ending dates of the blackout period may be obtained, without charge, by contacting the Company’s General Counsel, Brad Kohn at MEMC Electronic Materials, 501 Pearl Drive, St. Peters, Missouri 63376.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: September 19, 2006	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer